Exhibit 7(l)

Execution Version

Amendment No. 5

To

Transfer Agency And Related Services Agreement

This Amendment No. 5 to Transfer Agency And Related Services Agreement ("Amendment No. 5"), dated as of December 23, 2021 ("Effective Date"), is made by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and PACE Select Advisors Trust (the "Trust") and each series of the Trust listed on Exhibit A to this Amendment, each in its separate and individual capacity.

Background

BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, PaineWebber PACE Select Advisors Trust) previously entered into the Transfer Agency And Related Services Agreement, made as of November 27, 2000 ("Original Agreement");

BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, UBS PACE Select Advisors Trust) previously entered into the letter agreement amendment, dated November 13, 2002, Amendment To The Transfer Agency And Related Services Agreement, effective as of April 3, 2006, and Amendment To Transfer Agency Services Agreement, dated May 14, 2007 (collectively, the "BNYM-UBS PACE Amendments"); and

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Trust (under its former name, UBS PACE Select Advisors Trust) entered into the Transfer Agency And Related Services Amendment, dated as of December 31, 2009 ("2009 Amendment"). (The Original Agreement, the BNYM-UBS PACE Amendments and the 2009 Amendment are collectively referred to as the "Current Agreement").

For avoidance of doubt, the Current Agreement is applicable to all share classes of each applicable series of the Trust. Additionally, Amendment No. 5 adds Class P2 as a new share class to certain series of the Trust and clarifies that the separate transfer agency agreement previously applicable to Class P shares of the Trust's series as described in Section 1(g) hereof has been superseded by the Current Agreement. The parties intend that the Current Agreement be amended as set forth in this Amendment No. 5.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

(a)            The term "PNCGIS" shall be deleted and replaced each place it appears the term "BNYM", the phrase "PNC Global Investment Servicing (U.S.) Inc." shall be replaced each place it appears with the phrase "BNY Mellon Investment Servicing (US) Inc." and references to "The PNC Financial Services Group, Inc." shall be deleted and replaced each place they appear with "The Bank Of New York Mellon Corporation".

(b)            All references in the Current Agreement to "UBS PACE Select Advisors Trust" shall be deleted and replaced each place it appears with "PACE Select Advisors Trust" and all references in the Current Agreement to "PaineWebber Financial Advisors, Inc." shall be deleted and replaced each place it occurs with "UBS Financial Services Inc.".

Execution Version

(c)          Section 1(g) is deleted and replaced in its entirety with the following:

(g)	"Retail Share Classes" means each share class listed on Exhibit A, effective with respect to each individual class as and when indicated on Exhibit A, as it may be amended from time to time.

(d)          Sections 16(b)(iii) and 16(b)(iv) are deleted and replaced in their entirety with the following:

(iii)	Pay dividends and other distributions; and

(iv)	Cancel share certificates.

(e)          Sections 16(h)(vi) and 16(h)(vii) are deleted and replaced in their entirety with the following:

(vi)	Information with respect to withholdings;

(vii)	Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement; and

(viii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations.

A new Section 16(j), which reads in its entirety as set forth immediately below, is added:

(j)            Lost Or Stolen Certificates. With respect to any share certificate reported to BNYM to be lost or stolen, BNYM shall place a stop notice against the certificate, comply with Rule 17f-1 of the 1934 Act, cancel such certificate and record the shares represented by the cancelled certificate solely in book entry form.

(g)          A new Section 25(g), which reads in its entirety as set forth immediately below, is added:

(g)            Effective December 31, 2009, the parties agree that the Class P Agreement is superseded and of no further force or effect and that the Class P shares of all series of the Trust are subject solely to the Transfer Agency And Related Services Agreement, made as of November 27, 2000, between BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, PaineWebber PACE Select Advisors Trust), as that agreement has been and may be amended. In connection with this Section 25(g):

(i)	"Class P Agreement" means, collectively, the Class P Original Agreement, Class P Amendment #1, Class P Amendment #2, Class P Amendment #3 and Class P Amendment #4.

(ii)	"Class P Original Agreement" means the Transfer Agency Services And Shareholder Services Agreement, dated as of August 18, 1995, between BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, Managed Accounts Services Portfolio Trust).

(iii)	"Class P Amendment #1" means the Amendment To Transfer Agency And Related Services Agreement, dated November 27, 2000, between BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, PaineWebber PACE Select Advisors Trust).

Execution Version

( )	"Class P Amendment #2" means the Amendment To The Transfer Agency Services And Shareholder Services Agreement, effective as of April 3, 2006, between BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, UBS PACE Select Advisors Trust).

(i)	"Class P Amendment #3" means the Amendment To The Transfer Agency Services And Shareholder Services Agreement, effective as of November 30, 2006, between BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, UBS PACE Select Advisors Trust).

(ii)	"Class P Amendment #4" means the Amendment To Transfer Agency Services Agreement, dated May 14, 2007, between BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, UBS PACE Select Advisors Trust).

(h)            Exhibit A is deleted and replaced in its entirety with the Exhibit A attached to this Amendment No. 5.

2.            Remainder of Current Agreement. Except as specifically modified by this Amendment No. 5, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.            Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 5.

4.            Entire Agreement. This Amendment No. 5 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.            Signatures; Counterparts. The parties expressly agree that this Amendment No. 5 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of the Amendment No. 5, by a manual signature on a copy of the Amendment No. 5 transmitted by facsimile transmission, by a manual signature on a copy of the Amendment No. 5 transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment No. 5 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 5 or of executed signature pages to counterparts of this Amendment No. 5, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 5 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 5.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

Execution Version

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 5 To Transfer Agency And Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 5 by Electronic Signature, affirms authorization to execute this Amendment No. 5 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 5 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.	PACE Select Advisors Trust,
On behalf of itself and each of its series, each in its individual and separate capacity

By:	/s/ Keith Hallman	By:	/s/ Keith A. Weller

Name: Keith Hallman	Name: Keith A. Weller
Title: Vice President	Title: Vice President & Secretary

By:	/s/ Joanne M. Kilkeary

Name: Joanne Kilkeary
Title: Vice President & Treasurer

Execution Version

Exhibit A

(December 23, 2021)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency And Related Services Agreement dated as of November 27, 2000, and as amended from time to time, between BNY Mellon Investment Servicing
(US) Inc. and PACE Select Advisors Trust.

Share Classes
Series of the Trust

	AY		P	P2
PACE Alternative Strategies Investments	x	x	x	x
PACE Global Fixed Income Investments	x	x	x	x
PACE Global Real Estate Securities Investments	x		x	x
PACE High Yield Investments	x	x	x	x
PACE Intermediate Fixed Income Investments	x	x	x	x
PACE International Emerging Markets Equity Investments	x	x	x	x
PACE International Equity Investments	x	x	x	x
PACE Large Co Growth Equity Investments	x	x	x	x
PACE Large Co Value Equity Investments	x	x	x	x
PACE Mortgage-Backed Securities Fixed Income Investments	x	x	x	x
PACE Municipal Fixed Income Investments	x	x	x	x
PACE Small/Medium Co Growth Equity Investments	x	x	x	x
PACE Small/Medium Co Value Equity Investments	x	x	x	x
PACE Strategic Fixed Income Investments	x	x	x	x
UBS Government Money Market Investments Fund			x